UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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Steel Dynamics, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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AMENDMENT TO PROXY STATEMENT

FOR THE ANNUAL MEETING OF STOCKHOLDERS

To Be Held on May 16, 2019

Steel Dynamics, Inc. (the “Company”) is filing this Schedule 14A Amendment with the Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies for the upcoming 2019 Annual Meeting of Stockholders to be held on May 16, 2019 (the “Annual Meeting”).

Our proposed Amended and Restated Steel Dynamics, Inc. 2015 Equity Incentive Plan (the “Plan”) is attached as Annex A to our Proxy Statement, filed with the SEC on March 27, 2019 (the “Proxy Statement”). Section 5.1(a) of the Plan states that “the maximum number of shares with respect to which any Awards may be granted to any Eligible Employee in any one fiscal year shall be 500,000 shares.”  Pursuant to this Amendment, “500,000” shall be replaced with “300,000” in Section 5.1(a) of the Plan.  In the event Proposal 4 in the Proxy Statement is approved by stockholders, Section 5.1 of the Plan will appear as follows:

“5.1    Individual Share Limitation.    Subject to the provisions of Section 10.2 below, (a) the maximum number of shares with respect to which any Awards may be granted to any Eligible Employee in any one fiscal year shall be ~~500,000~~ 300,000 shares and (b) the maximum number of shares with respect to which any Awards may be granted to any Director in any one fiscal year shall be 10,000 shares.” (strikethrough and underscore highlights change)

No other changes have been made to the Proxy Statement, as previously supplemented by our Supplement to Proxy Statement, filed with the SEC on April 23, 2019, (the “Supplement”) or to the matters to be considered by the stockholders at the Annual Meeting. All other items in the Proxy Statement, as supplemented by the Supplement, are incorporated in this Amendment by reference without change. The information in this Amendment should be read in conjunction with the Proxy Statement and the Supplement, which were made available to stockholders of the Company in connection with the solicitation of proxies by the Board of Directors of the Company for the Annual Meeting.